UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

Celera Corporation

(Exact name of registrant as specified in its charter)

001-34116

(Commission File Number)

Delaware	26-2028576
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1401 Harbor Bay Parkway

Alameda, CA 94502

(Address of principal executive offices, with zip code)

(510) 749-4200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 17, 2009, Celera Corporation (“Celera” or the “Company”) committed to a plan to close its Rockville, Maryland facility with an expected workforce reduction of approximately 20 positions. This facility has historically housed the majority of Celera’s proteomic research. The change reflects the substantial completion of the research phase of the proteomics projects in Rockville. The Company expects to transfer its diagnostic lung cancer program to its Alameda, California facility and complete the Rockville closure by the end of the third quarter of 2009.

The Company expects to incur approximately $1.8 million in costs relating to the closure, consisting of $0.9 million in severance and related costs, $0.5 million in property related costs and $0.4 million in asset impairment and other costs. The Company expects to incur these costs in the first three quarters of 2009 and expects $1.4 million of the costs to be cash outlays.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2009, the Compensation Committee of the Board of Directors of the Company approved the payment of bonuses to the Company’s named executive officers based on performance during the six month transition period ended December 27, 2008 as follows:

Name	Position	Cash Bonus for Six Month Transition Period Ended December 27, 2008
Kathy Ordoñez	Chief Executive Officer	$338,254
Joel R. Jung	Vice President, Chief Financial Officer and Treasurer	$64,100
Thomas J. White	Chief Scientific Officer	$147,802
Stacey R. Sias	Chief Business Officer	$85,974
Michael A. Zoccoli	General Manager, Products	$80,888

The Compensation Committee determined each named executive officer’s bonus by an assessment of the Company’s performance against revenue, earnings before interest and taxes (EBIT) and business goals, and an assessment of the executive officer’s performance against individual goals.

Forward Looking Statements.

Certain statements in this Current Report on Form 8-K are forward-looking. These may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “should,” “anticipate,” and “intend,” among others. These forward-looking statements are based on Celera’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Celera notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of the Company’s business include, but are not limited to, the risks and uncertainties that: (1) the Company incurs additional costs in connection with the closure of the Rockville facility; (2) the Company’s product candidates, including its lung cancer product candidate, may never result in a commercialized product or satisfy applicable regulatory requirements; (3) clinical trials of the Company’s diagnostic product candidates may not be successful; (4) macroeconomic conditions may harm the Company’s business; and (5) the Company is unable to keep its key employees or recruit the personnel needed to run its business. The foregoing list sets forth some, but not all, of the factors that could affect the Company’s ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties the Company faces and a discussion of the Company’s financial statements and footnotes, see documents the Company files with the SEC, including its most recent annual report on Form 10-K and all subsequent periodic reports. The Company assumes no obligation and expressly disclaims any duty to update forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of subsequent events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELERA CORPORATION

Date: February 18, 2009	By:	/s/ Scott Milsten
Scott Milsten
Vice President, General Counsel and Corporate Secretary